                                           INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Oppenheimer Money Market Fund, Inc.:

We consent to the use in this  Registration  Statement of Oppenheimer  Money Market Fund,  Inc. of our report dated
August  21,  2002  included  in the  Statement  of  Additional  Information,  which  is part  of such  Registration
Statement,  and to the  references  to  our  firm  under  the  headings  "Financial  Highlights"  appearing  in the
Prospectus,  which is also  part of such  Registration  Statement,  and  "Independent  Auditors"  appearing  in the
Statement of Additional Information.

/s/ KPMG LLP
----------------
KPMG LLP

Denver, Colorado
September 23, 2002